CONSENT OF INDEPENDENT ACCOUNTANTS
        	      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Royce Capital Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights Information", "Management of the Funds" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Boston, MA
April 19, 2000